Registration No. 33-

================================================================

              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
              -----------------------------------

                           FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
              ------------------------------------

                       FORD MOTOR COMPANY
     (Exact name of registrant as specified in its charter)

     Delaware                            38-0549190
- --------------------------------     -------------------
(State or other jurisdiction           (I.R.S. Employer
of incorporation or organization)     Identification No.


        The American Road
        Dearborn, Michigan                   48121-1899
- --------------------------------------       -----------
(Address of principal executive offices)     (Zip Code)


FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS PLAN FOR HOURLY EMPLOYEES
                    (Full title of the Plan)
                    ------------------------

                     J. M. RINTAMAKI, Esq.
                      Ford Motor Company
                       P. O. Box 1899
                      The American Road
                Dearborn, Michigan  48121-1899
                       (313) 323-2260
           -------------------------------------
           (Name, address and telephone number,
          including area code, of agent for service)
          -----------------------------------------

              CALCULATION OF REGISTRATION FEE
=================================================================
                                                     Proposed
                                        Proposed     maximum
                                        maximum      aggregate
Title of securities   Amount to be   offering price  offering           Amount of
to be registered      registered*     per share**     price**       registration fee
- ------------------------------------------------------------------------------------
Common Stock, $1.00    5,000,000      $32.3125        $161,562.50     $55,711.60
 par value              shares
==================================================================================

      *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by the Trustee under the Plan during 1995 and during subsequent years until a new Registration Statement becomes effective.

     **Based on the market price of Common Stock of the Company on July 14, 1995 in accordance with Rule 457(c) under the Securities
Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

==================================================================
                   FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS
                          PLAN FOR HOURLY EMPLOYEES
                           ______________________

         INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

           The contents of Registration Statements Nos. 33-58255, 33-54737, 33-54283, 33-50238, 33-36043, 33-19036 and 2-95018 are
incorporated herein by reference.

                           ____________________


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8. Exhibits.

Exhibit 4.A   -   Ford Motor Company Tax-Efficient Savings Plan for
                  Hourly Employees.  Filed as Exhibit 4(C) to
                  Registration Statement No. 33-19036 and
                  incorporated herein by reference.

Exhibit 4.B  -    Copy of Trust Agreement dated as of January 1,
                  1985 between Ford Motor Company and Comerica Bank
                  (formerly Manufacturers National Bank of
                  Detroit), as Trustee.  Filed as Exhibit 4(D) to
                  Registration Statement No. 33-19036 and
                  incorporated herein by reference.

Exhibit 4.C  -    Copy of Group Annuity Contract effective January
                  1, 1992 between The Prudential Insurance Company of America and Comerica Bank (formerly
                  Manufacturers National Bank of Detroit), as
                  Trustee. Filed as Exhibit 4(K) to Registration
                  Statement No. 33-50194 and incorporated herein by reference.

Exhibit 4.D  -    Copy of Letter Agreement effective February 1,
                  1993 between Lehman Government Securities, Inc.
                  and Comerica Bank, as Trustee. Filed as Exhibit
                  4.J to Registration Statement No. 33-54275 and incorporated herein by reference.

Exhibit 4.E  -    Copy of Group Annuity Contract effective January
                  1, 1994 between The Prudential Insurance Company of America and Comerica Bank, as Trustee. Filed as Exhibit 4.K to Registration Statement No. 33
                  -54275 and incorporated herein by reference.

Exhibit 4.F  -    Copy of Group Annuity Contract effective January
                  1, 1995 between John Hancock Mutual Life
                  Insurance Company and Comerica Bank, as Trustee.
                  Filed with this Registration Statement.

Exhibit 5.A  -    Opinion of Thomas J. DeZure, an Assistant
                  Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this
                  Registration Statement.

Exhibit 5.B  -    Copy of Internal Revenue Service determination
                  letter that the Plan is qualified under Section
                  401 of the Internal Revenue Code. Filed as
                  Exhibit 5.B to Registration Statement No.
                  33-58255 and incorporated herein by reference.

Exhibit 15   -    Letter from Independent Certified Public
                  Accountants regarding unaudited interim financial information. Filed with this Registration
                  Statement.

Exhibit 23   -    Consent of Independent Certified Public
                  Accountants.  Filed with this Registration
                  Statement.

Exhibit 24.A -    Powers of Attorney authorizing signature.  Filed
                  as Exhibit 24.1 to Registration Statement No.
                  33-58785 and incorporated herein by reference.


Exhibit 24.B -    Certified resolutions of Board of Directors
                  authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration
                  Statement No. 33-58785 and incorporated herein by reference.

                               SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 19th day of July, 1995.

                     FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS PLAN FOR HOURLY EMPLOYEES


                     By:/s/John B. Ferguson
                        --------------------------------------
                           John B. Ferguson, Chairman
                           Tax-Efficient Savings Plan Committee

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 19th day of July, 1995.


                                 FORD MOTOR COMPANY

                                 By:  Alex Trotman*
                                    -----------------------
                                     (Alex Trotman)
                                     Chairman of the Board of Directors



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                         Title                     Date
         ---------                         -----                     ----
                                 Director and Chairman of the
                                 Board of Directors, President
                                 and Chief Executive Officer
     Alex Trotman*               (principal executive officer)
- -----------------------
    (Alex Trotman)



     Colby H. Chandler*                    Director
- ---------------------------
    (Colby H. Chandler)



    Michael D. Dingman*                    Director                  July 19, 1995
- ---------------------------
   (Michael D. Dingman)


                                      Director, Vice
                                      President-Ford
                                    and President and
                                  Chief Operating Officer,
     Edsel B. Ford II*            Ford Motor Credit Company
- ----------------------------
    (Edsel B. Ford II)



     William Clay Ford*                    Director
- ----------------------------
    (William Clay Ford)

         Signature                         Title                     Date
         ---------                         -----                     ----


                                      Director and Chairman
   William Clay Ford, Jr.*           of the Finance Committee
- ----------------------------
  (William Clay Ford, Jr.)



    Roberto C. Goizueta*                  Director
- ----------------------------
   (Roberto C. Goizueta)



  Irvine O. Hockaday, Jr.*                Director
- ----------------------------
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis                   Director
- ----------------------------
    (Marie-Josee Kravis)



        Drew Lewis                        Director
- ----------------------------
       (Drew Lewis)



      Ellen R. Marram*                    Director                   July 19, 1995
- ----------------------------
     (Ellen R. Marram)



      Kenneth H. Olsen*                   Director
- ----------------------------
     (Kenneth H. Olsen)



      Carl E. Reichardt*                  Director
- ----------------------------
     (Carl E. Reichardt)


                                  Director and Vice Chairman
      Louis R. Ross*              and Chief Technical Officer
- ----------------------------
     (Louis R. Ross)

         Signature                         Title                     Date
         ---------                         -----                     ----


  Clifton R. Wharton, Jr.*                Director
- ----------------------------
 (Clifton R. Wharton, Jr.)



                                     Group Vice President
                                  and Chief Financial Officer
      John M. Devine             (principal financial officer)
- ----------------------------
     (John M. Devine)                                                July 19, 1995




                                 Vice President--Controller
  Murray L. Reichenstein*      (principal accounting officer)
- ---------------------------
 (Murray L. Reichenstein)





*By: /s/K. S. Lamping
     ----------------------
     (K. S. Lamping,
     Attorney-in-Fact)

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
                                   EXHIBIT INDEX
                                   -------------

                                                                        Sequential Page
                                                                        at which Found
                                                                        (or Incorporated
                                                                          by Reference)
                                                                       ------------------


Exhibit 4.A   -   Ford Motor Company Tax-Efficient Savings Plan
                  for Hourly Employees.  Filed as Exhibit 4(C)
                  to Registration Statement No. 33-19036 and
                  incorporated herein by reference.

Exhibit 4.B   -   Copy of Trust Agreement dated as of January 1,
                  1985 between Ford Motor Company and Comerica Bank
                  (formerly Manufacturers National Bank of Detroit),
                  as Trustee.  Filed as Exhibit 4(D) to Registration
                  Statement No. 33-19036 and incorporated herein by
                  reference.

Exhibit 4.C   -   Copy of Group Annuity Contract effective January 1,
                  1992 between The Prudential Insurance Company of America
                  and Comerica Bank (formerly Manufacturers National
                  Bank of Detroit), as Trustee.  Filed as Exhibit 4(K)
                  to Registration Statement No. 33-50194 and incorporated
                  herein by reference.

Exhibit 4.D   -   Copy of Letter Agreement effective February 1, 1993
                  between Lehman Government Securities, Inc. and Comerica
                  Bank, as Trustee.  Filed as Exhibit 4.J to Registration
                  Statement No. 33-54275 and incorporated herein by
                  reference.

Exhibit 4.E   -   Copy of Group Annuity Contract effective January 1, 1994
                  between The Prudential Insurance Company of America and
                  Comerica Bank, as Trustee.  Filed as Exhibit 4.K to
                  Registration Statement No. 33-54275  and incorporated
                  herein by reference.

Exhibit 4.F   -   Copy of Group Annuity Contract effective January 1,
                  1995 between John Hancock Mutual Life Insurance
                  Company and Comerica Bank, as Trustee.  Filed with
                  this Registration Statement.

Exhibit 5.A   -   Opinion of Thomas J. DeZure, an Assistant Secretary
                  and Counsel of Ford Motor Company, with respect to
                  the legality of the securities being registered
                  hereunder.  Filed with this Registration Statement.

Exhibit 5.B   -   Copy of Internal Revenue Service determination
                  letter that the Plan is qualified under Section 401
                  of the Internal Revenue Code.  Filed as Exhibit 5.B
                  to Registration Statement No. 33-58255 and incorporated
                  herein by reference.

Exhibit 15    -   Letter from Independent Certified Public Accountants
                  regarding unaudited interim financial information.
                  Filed with this Registration Statement.

Exhibit 23    -   Consent of Independent Certified Public Accountants.
                  Filed with this Registration Statement.

Exhibit 24.A  -   Powers of Attorney authorizing signature.  Filed as
                  Exhibit 24.1 to Registration Statement No. 33-58785
                  and incorporated herein by reference.

Exhibit 24.B  -   Certified resolutions of Board of Directors authorizing
                  signature pursuant to a power of attorney.  Filed as
                  Exhibit 24.2 to Registration Statement No. 33-58785 and
                  incorporated herein by reference.






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